Exhibit 5.2

Marc Wetherhill
Corporate Counsel

PartnerRe Ltd.	7 November 2006
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Dear Sirs,

Registration Statement on Form S-3

I am Corporate Counsel for PartnerRe Ltd., a company incorporated under the laws of Bermuda (“PartnerRe”), in connection with the Registration Statement on Form S-3 filed by PartnerRe, PartnerRe Finance II Inc. (“PartnerRe Finance”), PartnerRe Capital Trust II and PartnerRe Capital Trust III with the United States Securities and Exchange Commission (File No. 333-133573) (the “Registration Statement”), under which the PartnerRe entities have registered under the United States Securities Act of 1933 (the “Act”), among other securities, $250,000,000 aggregate principal amount of PartnerRe Finance’s 6.440% Fixed-to-Floating Rate Junior Subordinated Capital Efficient Notes Due 2066 (the “CENts”). The CENts are to be issued pursuant to a Junior Subordinated Indenture and First Supplemental Junior Subordinated Indenture, each dated 7 November 2006 (together, the “Indenture”) among PartnerRe Finance, PartnerRe and The Bank of New York, as Trustee. The CENts are to be guaranteed pursuant to a Junior Subordinated Debt Securities Guarantee Agreement and First Supplemental Junior Subordinated Debt Securities Guarantee Agreement, each dated 7 November 2006 (together, the “Guarantee”) among PartnerRe and The Bank of New York, as Trustee.

Capitalized terms used but not defined herein have the meaning assigned to them in the Indenture.

In stating my opinion I have reviewed such documents and have relied upon originals or certified copies of such documents as I have deemed relevant and necessary as a basis for such opinion, and I have not attempted independently to verify or establish the factual matters set forth in such documents.

Opinion

Based upon and subject to the foregoing and subject to the reservation set out below and to any matters not disclosed to me, I am of the opinion that PartnerRe has the power and authority to enter into the Indenture and the Guarantee; the execution, delivery and performance of its obligations under the Indenture and the Guarantee by PartnerRe have been duly and validly authorized by PartnerRe; and the Indenture and Guarantee have been duly executed and delivered by PartnerRe

PartnerRe Ltd.	Tel: +1 441 292 0888	www.partnerre.com
Fifth Floor, Wellesley House South	Fax: +1 441 292 7010	The thinking insurer’s reinsurer.
90 Pitts Bay Road,
Pembroke, HM 08, Bermuda

Marc Wetherhill
Corporate Counsel

Reservation

I express no opinion as to any law other than Bermuda law and the opinion expressed herein does not relate to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

Disclosure

This opinion is addressed to you in connection with the offering of the CENts. I consent to the inclusion of this opinion as an Exhibit to the Registration Statement. I further consent to the reference to me under the caption “Validity of the CENts” in the prospectus supplement relating to the CENts. In neither case do I admit that I am an expert within the meaning of the Securities Act of 1933.

This opinion speaks as of its date and is strictly limited to the matters stated herein and I assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Marc Wetherhill
Corporate Counsel

PartnerRe Ltd.	Tel: +1 441 292 0888	www.partnerre.com
Fifth Floor, Wellesley House South	Fax: +1 441 292 7010	The thinking insurer’s reinsurer.
90 Pitts Bay Road,
Pembroke, HM 08, Bermuda

Marc Wetherhill
Corporate Counsel

SCHEDULE

1.	A copy of the Registration Statement dated 6 May 2005.

2.	A copy of the Junior Subordinated Indenture to be made by PartnerRe Finance II Inc., as issuer, to The Bank of New York as trustee.

3.	A copy of the First Supplemental Junior Subordinated Indenture to be made by PartnerRe Finance II Inc., as issuer, to The Bank of New York as trustee.

4.	The Certificate of Incorporation, Memorandum of Association and Bye-Laws of PartnerRe.

5.	A copy of the Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities to be issued by PartnerRe Finance II Inc.

6.	A copy of the First Supplemental Junior Subordinated Debt Securities Guarantee Agreement with respect to the junior subordinated debt securities to be issued by PartnerRe Finance II Inc.

PartnerRe Ltd.	Tel: +1 441 292 0888	www.partnerre.com
Fifth Floor, Wellesley House South	Fax: +1 441 292 7010	The thinking insurer’s reinsurer.
90 Pitts Bay Road,
Pembroke, HM 08, Bermuda